SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 5, 2010
Date of Report (Date of earliest event reported)

OCZ TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-53633 (Commission File Number)	04-3651093 (IRS Employer Identification Number)

6373 San Ignacio Avenue, San Jose, CA (Address of principal executive offices)		95119 (Zip Code)

6373 San Ignacio Avenue, San Jose, CA 95119 (Mailing Address)

(408) 733-8400 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.                      Changes in Registrant’s Certifying Accountant.

Effective April 5, 2010, the Audit Committee of OCZ Technology Group (“OCZ”) appointed Crowe Horwath LLP (“Crowe Horwath”), based in the United States, as OCZ’s independent registered public accounting firm.  This replaced Horwath Clark Whitehill LLP (“Horwath”), based in the United Kingdom, as OCZ’s auditors.  Both Crowe Horwath and Horwath are members of Crowe Horwath International, an organization of independent accounting and management consulting firms.

The reports of Horwath on OCZ’s consolidated financial statements for each of the fiscal years ended February 28, 2009 and February 29, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended February 28, 2009 and February 29, 2008 and the subsequent interim periods thereto, there were no disagreements with Horwath on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Horwath, would have caused Horwath to make reference to the subject matter of the disagreements in connection with its report for such fiscal years or interim periods; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

OCZ provided Horwath with a copy of the foregoing disclosures in this Report and requested that Horwath furnish OCZ with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by OCZ in this Report.  A copy of the letter is attached hereto as Exhibit 16.1.

During the fiscal years ended February 28, 2009 and February 29, 2008 and through the date hereof, neither OCZ nor anyone acting on its behalf has consulted Crowe Horwath on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter of Horwath Clark Whitehill LLP dated April 5, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date:  April 8, 2010

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